Exhibit 3.2
RESTATED CERTIFICATE OF INCORPORATION
OF VERACYTE, INC.
Veracyte, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
FIRST:    The name of the corporation is Veracyte, Inc.
SECOND:    The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 15, 2006 and the original name of the corporation was Calderome, Inc. The Certificate of Incorporation was most recently amended and restated on November 4, 2013 (the “Current Restated Certificate of Incorporation”) and was further amended on June 9, 2023.
THIRD:    The following Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware, and only restates and integrates and does not further amend the provisions of the corporation’s Current Restated Certificate of Incorporation as heretofore amended and supplemented, and there is no discrepancy between those provisions and the following:
ARTICLE I
The name of the corporation is Veracyte, Inc.
ARTICLE II
The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is National Registered Agents, Inc.
ARTICLE III
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
A.    Classes of Stock. The total number of shares of all classes of classes of capital stock that the corporation shall have authority to issue is one hundred thirty million (130,000,000), of which one hundred twenty-five million (125,000,000) shares of the par value of one-tenth of one cent ($0.001) each shall be Common Stock (the “Common Stock”) and five million (5,000,000) shares of the par value of one-tenth of one cent ($0.001) each shall be Preferred Stock (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the corporation (the “Board of Directors”) in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be the affirmative vote of a majority of the combined voting power of the Common Stock and the Preferred Stock so entitled to vote.
B.    Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, as determined by the Board of Directors. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any of the remaining shares of Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series the number of its shares, the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof. The Board of Directors is also expressly authorized (unless forbidden in the resolution or resolutions providing for such issue) to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
C.    Common Stock.
1.    Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.
2.    Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.
3.    Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.
4.    Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Restated Certificate of Incorporation, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.
ARTICLE V
In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:
A.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.
B.    The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation without any action on the part of the stockholders, by the vote of at least a majority of the directors of the corporation then in office. In addition to any vote of the holders of any class or series of stock of the corporation required by law or this Restated Certificate of Incorporation, the bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting as a single class; provided, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds (2/3) of the directors of the corporation then in office.
C.    Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

D.    The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors.
ARTICLE VI
A.    Number of Directors. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors.
B.    Classes of Directors. Subject to the provisions of this Restated Certificate of Incorporation relating to the rights of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof, directors of the corporation shall be and are divided into the following classes: the 2024 Class, the 2025 Class and the 2026 Class (each as defined below); provided that such division shall terminate at the 2026 annual meeting of stockholders. Subject to the provisions of this Restated Certificate of Incorporation relating to the rights of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof, commencing with the 2024 annual meeting of stockholders, directors of the corporation other than those in the 2025 Class and 2026 Class (each as defined below) shall be elected for a term of one year, expiring at the next succeeding annual meeting of stockholders. Each director of the corporation serving in the class elected at the 2021 annual meeting of stockholders shall serve for a three-year term expiring at the 2024 annual meeting of stockholders (the “2024 Class”), each director of the corporation serving in the class elected at the 2022 annual meeting of stockholders shall serve for a three-year term expiring at the 2025 annual meeting of stockholders (the “2025 Class”), and each director of the corporation serving in the class elected at the 2023 annual meeting of stockholders shall serve for a three-year term expiring at the 2026 annual meeting of stockholders (the “2026 Class”), including any person appointed to fill a vacancy or newly created directorship occurring in the 2024 Class, 2025 Class or the 2026 Class (each of whom shall be deemed to be a member of the class of directors in which the vacancy or newly created directorship occurred), shall continue to hold office until the end of the term for which such director was elected or appointed, as applicable. Subject to the provisions of this Restated Certificate of Incorporation relating to directors elected by the holders of one or more series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof, (a) commencing with the 2024 annual meeting of stockholders, all directors of the corporation other than those in the 2025 Class and the 2026 Class will be elected for a term of one year, (b) commencing with the 2025 annual meeting of stockholders, all directors of the corporation other than those in the 2026 Class will be elected for a term of one year, and (c) commencing with the 2026 annual meeting of stockholders, all directors of the corporation will be elected for a term of one-year. In all cases, each director shall serve until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
C.    Vacancies. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal, or other cause, shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office (i) for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred (subject to the declassification provisions in the preceding paragraph B), or (ii) following the termination of the classification of the Board of Directors, for a term expiring at the next annual meeting of stockholders, and, in either case, until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, or by the certificate of incorporation or the bylaws of the corporation, may exercise the powers of the full board until the vacancy is filled.

D.    Removal of Directors. Subject to the special rights of the holders of one or more series of Preferred Stock with respect to the election of directors, except as otherwise provided by law, each director serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause and only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting as a single class, and all other directors may be removed with or without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting as a single class.
ARTICLE VII
A.    Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to act by written consent, no action required or permitted to be taken by the stockholders of the corporation at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
B.    Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to call a special meeting of the holders of such series, special meetings of the stockholders of the corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the corporation or by a resolution adopted by the affirmative vote of a majority of the Board of Directors, and any power of stockholders to call a special meeting of stockholders is specifically denied.
C.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner and to the extent provided in the bylaws of the corporation.
ARTICLE VIII
A.    Limitation on Liability. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
B.    Indemnification. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified and advanced expenses by the corporation, in accordance with the bylaws of the corporation, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) or any other applicable laws as presently or hereinafter in effect. The right to indemnification and advancement of expenses hereunder shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
C.    Insurance. The corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
D.    Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.
ARTICLE IX
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
ARTICLE X
Notwithstanding any other provision of this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend in any respect or repeal this Article X, or paragraph B of Article V, or Article VI, VII, VIII or IX.

IN WITNESS WHEREOF, the corporation has caused this Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this 9th day of June, 2023.

VERACYTE, INC.
By:	/s/ Marc Stapley
Marc Stapley
Chief Executive Officer

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